EXHIBIT 99.1

Adesto Technologies Reports Second Quarter 2017 Financial Results

Record Revenue Exceeds Guidance Growing 30% Year-Over-Year; Achieves Positive EBITDA

SANTA CLARA, Calif., Aug. 03, 2017 (GLOBE NEWSWIRE) -- Adesto Technologies Corporation (NASDAQ:IOTS), a leading provider of application-specific, feature-rich and ultra-low power non-volatile memory products, today announced financial results for its second quarter ended June 30, 2017.

Second Quarter Highlights:

  Record revenue of $13.4 million increased 30.4% from second quarter of 2016 and 18.6% from the first quarter of 2017;
  GAAP gross margin expanded to 50.1% from 46.0% in the prior year quarter and 49.1% last quarter;
  GAAP operating expenses were $8.3 million and non-GAAP operating expenses were $7.0 million; and
  Adjusted EBITDA was a positive $0.1 million, compared to a loss of $1.1 million in the prior quarter and a loss of $2.7 million during the second quarter of 2016.

Commenting on the quarter, Narbeh Derhacobian, Adesto’s president and CEO, stated, ”Our achievement of 30% year-over-year revenue growth and positive adjusted EBITDA is further evidence of our continued execution and a culmination of our efforts over the last four quarters to drive meaningful and sustainable top line growth. The accumulation of design wins we have secured over the past 18 months are ramping into production at an increasing rate. Additionally, our strategy to target high-volume applications and expand our footprint with new and existing customers is also materializing in our results. A key factor underpinning this progress has been our investment in expanding our product portfolio as OEMs actively seek new types of memory that can efficiently address the low density and low power requirements of the rapidly growing IoT and connected device markets.

“Also during the quarter we further strengthened our balance sheet, raising $20 million in gross proceeds from a follow-on public offering. This additional cash will enable us to further invest in our future growth, while also maintaining a solid balance sheet for supporting our expanding list of tier-one customers. We also continued to closely manage our operating expenses, contributing to the achievement of our goal to reach positive EBITDA by the middle of this year.

“As we look to the second half, we are guiding for another quarter of 30% year-over-year revenue growth in the third quarter driven by ramping design wins and increasing traction from new products, with continued strong momentum into the fourth quarter. Most notably, the combination of our accelerating top line growth and well-managed operating expenses position us to achieve non-GAAP profitability exiting the year.”

Second Quarter 2017 Results
Revenue in the quarter ended June 30, 2017 was $13.4 million, an increase of 30.4% from $10.3 million in the second quarter of 2016 and an increase of 18.6% from $11.3 million last quarter. Revenue for the first six months of 2017 grew 20.8% to $24.7 million from $20.5 million for the same period in 2016. The year-over-year increase was due primarily to past design wins ramping into production at an accelerating pace.

Gross margin in the second quarter of 2017 was 50.1%, compared to 46.0% in the second quarter of 2016 and 49.1% in the first quarter of 2017. The increase in gross margin was due primarily to improved product mix and a favorable pricing environment.

GAAP operating expenses in the second quarter of 2017 were $8.3 million, compared to $8.7 million in the prior year quarter and $8.1 million last quarter. On a non-GAAP basis, operating expenses in the second quarter of 2017 were $7.0 million, compared to $7.6 million in the second quarter of 2016 and $7.0 million in the first quarter of 2017 quarter.

GAAP net loss in the second quarter of 2017 was $1.8 million, or ($0.11) per share, compared to a GAAP net loss of $4.3 million, or ($0.29) per share, in the second quarter of 2016 and a GAAP net loss of $2.8 million, or ($0.18) per share, in the previous quarter.

On a non-GAAP basis, net loss in the second quarter of 2017 was $0.5 million, or ($0.03) per share, compared to a net loss of $3.1 million, or ($0.21) per share, in the second quarter of 2016 and a net loss of $1.6 million, or ($0.10) per share, last quarter.

Adjusted EBITDA for the second quarter was a positive $0.1 million, compared to a loss of $2.7 million in the second quarter of 2016 and a loss of $1.1 million in the previous quarter.

A reconciliation of our GAAP results to non-GAAP results is provided in the financial statement tables following the text of this press release.

Cash and cash equivalents totaled $31.9 million as of June 30, 2017, compared to $17.5 million as of March 31, 2017.

Business Outlook
For the third quarter of 2017, the Company expects revenue to range between $14.3 million and $14.7 million resulting in another quarter of record revenue. Gross margin is expected to be between 48% and 50%. GAAP operating expenses are expected to range between $8.6 million and $8.8 million, which includes approximately $1.1 million in stock-based compensation and $0.3 million in amortization of acquisition-related intangible assets.

Conference Call Information
Adesto will host a conference call today at 2:00 p.m. Pacific Time to discuss its financial results. Investors and analysts may join the call by dialing 1-844-419-1786 and providing confirmation code 58904152. International callers may join the teleconference by dialing +1-216-562-0473 using the same confirmation code. The call will also be available as a live and archived webcast in the Investor Relations section of the Company’s website at http://www.adestotech.com.

A telephone replay of the conference call will be available approximately two hours after the conference call until Wednesday, August 10, 2017 at midnight Pacific Time. The replay dial-in number is 1-855-859-2056. International callers should dial 1-404-537-3406. The pass code is 58904152.

Non-GAAP Financial Information
To supplement our financial results presented in accordance with generally accepted accounting principles (GAAP), this press release and the accompanying tables and the related earnings conference call contain certain non-GAAP financial measures, including adjusted EBITDA, non-GAAP net loss and non-GAAP net loss per share. It also contains projected non-GAAP operating expenses. We believe these non-GAAP financial measures are useful in evaluating our past financial performance and future results. Our non-GAAP financial measures should not be considered in isolation or as a substitute for comparable GAAP measures and should be read in conjunction with our consolidated financial statements prepared in accordance with GAAP.  Our management regularly uses our supplemental non-GAAP financial measures internally to help us evaluate growth trends, establish budgets, measure the effectiveness of our business strategies and assess operational efficiencies. These non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies. Our non-GAAP financial measures include adjustments based on the following items:

  Stock-based compensation expenses: We have excluded the effect of stock-based compensation expenses from our non-GAAP financial measures. Although stock-based compensation is an important part of our employees’ compensation affecting their performance, we continue to evaluate our business performance excluding stock-based compensation expenses. Stock-based compensation expenses will recur in future periods.
  Amortization of acquisition-related intangible assets: We have excluded the effect of amortization of acquisition-related intangible assets from our non-GAAP financial measures. Amortization of acquisition-related intangible assets is a non-cash expense, and it is not part of our core operations. Investors should note that the use of acquisition-related intangible assets contributed to revenues earned during the periods presented and will contribute to future period revenues as well.
  Gains from dispute settlements:  We have excluded the effect of the gain on settlement of an alleged liability with a former foundry supplier from our non-GAAP financial measures.  The gain on settlement is a non-cash gain, is not a recurring event and is not part of our core operations and was excluded when evaluating our financial performance.

Our non-GAAP Financial Measures are described as follows:

  Non-GAAP net loss and net loss per share. Non-GAAP net loss is net loss as reported on our condensed consolidated statements of operations, excluding the impact of stock-based compensation, amortization of acquisition-related intangible assets and gains from dispute settlements. Non-GAAP net loss per share is non-GAAP net loss divided by weighted average shares outstanding.
  Non-GAAP operating expense.  Non-GAAP operating expenses are operating expenses as reported in our condensed consolidated statements of operations, excluding the impact of stock-based compensation, amortization of acquisition-related intangible assets and gains from dispute settlements.
  Adjusted EBITDA is net loss as reported on our condensed consolidated statements of operations, excluding the impact of the same items excluded from the calculation of non-GAAP net loss as well as interest expense, depreciation and amortization, and our provision for income taxes.

For reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled, “Reconciliation of GAAP to Non-GAAP Financial Information.”

About Adesto Technologies
Adesto Technologies (NASDAQ:IOTS) is a leading provider of application-specific, feature-rich and ultra-low power non-volatile memory products. The company has designed and built a portfolio of innovative products with intelligent features to conserve energy and enhance performance, including Fusion Serial Flash, DataFlash®, EcoXiP™ and products based on Conductive Bridging RAM (CBRAM®). CBRAM® is a breakthrough technology platform that enables 100 times less energy consumption than today’s memory technologies without sacrificing speed and performance. Adesto is focused on delivering differentiated solutions and helping its customers usher in the era of the Internet of Things (IoT). For more information, please visit http://www.adestotech.com.

Forward looking Statements
The quotes of our Chief Executive Officer in this release regarding our prospects for growth, product momentum and expected revenue performance, as well as all statements under “Business Outlook” are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that could cause our actual results to differ materially, including, but not limited to: our ability to predict the timing of design wins entering production and the potential future revenue associated with our design wins; market adoption of our CBRAM-based products; our limited operating history; our rate of growth; our ability to predict customer demand for our existing and future products and to secure adequate manufacturing capacity; consumer demand conditions affecting our end markets; our ability to manage our growth; our ability to hire, retain and motivate employees; the effects of competition, including price competition; technological, regulatory and legal developments; and developments in the economy and financial markets.

For a detailed discussion of these and other risk factors, please refer to our filings with the Securities and Exchange Commission, including the final prospectus related to our initial public offering, which are available on our investor relations Web site (ir.adestotech.com) and on the SEC’s Web site (www.sec.gov).

All information provided in this release and in the attachments is as of Aug. 3, 2017, and stockholders of Adesto are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date such statements are made. Adesto does not undertake any obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after this Aug. 3, 2017 press release, or to reflect the occurrence of unanticipated events.

ADESTO TECHNOLOGIES CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	June 30,	December 31,
	2017	2016
Assets
Current assets:
Cash and cash equivalents	$31,893	$19,719
Accounts receivable, net	9,055	6,111
Inventories	4,361	5,182
Prepaid expenses	488	462
Other current assets	114	105
Total current assets	45,911	31,579
Property and equipment, net	6,349	5,962
Intangible assets, net	7,706	8,324
Other non-current assets	430	296
Goodwill	22	22
Total assets	$60,418	$46,183
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	6,247	5,167
Accrued compensation and benefits	2,174	1,599
Accrued expenses and other current liabilities	2,095	2,176
Term loan, current	6,486	6,466
Total current liabilities	17,002	15,408
Line of credit	1,987	1,807
Term loan, non-current	6,527	9,775
Deferred rent, non-current	2,618	2,826
Deferred tax liability, non-current	2	2
Total liabilities	28,136	29,818

Stockholders' equity
Common stock	2	2
Additional paid-in capital	131,243	110,749
Accumulated other comprehensive loss	(281)	(230)
Accumulated deficit	(98,682)	(94,156)
Total stockholders' equity	32,282	16,365
Total liabilities and stockholders' equity	$60,418	$46,183

	ADESTO TECHNOLOGIES CORPORATION
	CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
	(in thousands, except for share and per share amounts)
	(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016

Revenue	$13,412	$10,282	$24,719	$20,458
Cost of revenue	6,689	5,548	12,442	10,728
Gross profit	6,723	4,734	12,277	9,730
Operating expenses:
Research and development	3,675	4,200	7,047	8,137
Sales and marketing	2,911	2,842	5,511	5,445
General and administrative	1,673	1,690	3,808	3,398
Gain from settlement with former foundry supplier	-	-	-	(1,962)
Total operating expenses	8,259	8,732	16,366	15,018
Loss from operations	(1,536)	(3,998)	(4,089)	(5,288)
Other income (expense):
Interest expense, net	(198)	(224)	(411)	(482)
Other income (expense), net	(4)	(33)	14	(11)
Total other income (expense), net	(202)	(257)	(397)	(493)
Loss before provision for income taxes	(1,738)	(4,255)	(4,486)	(5,781)
Provision for income taxes	13	17	40	31
Net loss	$(1,751)	$(4,272)	$(4,526)	$(5,812)

Net loss per share
Basic and diluted	$(0.11)	$(0.29)	$(0.28)	$(0.39)
Weighted average number of shares used in computing
net loss per share
Basic and diluted	16,343,248	14,983,132	15,994,703	14,978,925

	ADESTO TECHNOLOGIES CORPORATION
	RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
	(in thousands, except for share and per share amounts)
	(unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2017	June 30, 2016	June 30, 2017	June 30, 2016

GAAP gross profit	$6,723	$4,734	$12,277	$9,730
Stock-based compensation expense	30	20	51	38
Non-GAAP gross profit	$6,753	$4,754	$12,328	$9,768

GAAP research and development expenses	$3,675	$4,200	$7,047	$8,137
Stock-based compensation expense	(309)	(259)	(564)	(514)
Amortization of acquisition-related intangible assets	(121)	(121)	(243)	(242)
Non-GAAP research and development expenses	$3,245	$3,820	$6,240	$7,381

GAAP sales and marketing expenses	$2,911	$2,842	$5,511	$5,445
Stock-based compensation expense	(215)	(175)	(382)	(344)
Amortization of acquisition-related intangible assets	(188)	(188)	(375)	(376)
Non-GAAP sales and marketing expenses	$2,508	$2,479	$4,754	$4,725

GAAP general and administrative expenses	$1,673	$1,690	$3,808	$3,398
Stock-based compensation expense	(428)	(366)	(809)	(733)
Amortization of acquisition-related intangible assets	-	-	-	-
Non-GAAP general and administrative expenses	$1,245	$1,324	$2,999	$2,665

GAAP operating expenses	$8,259	$8,732	$16,366	$15,018
Stock-based compensation expense	(952)	(800)	(1,755)	(1,591)
Amortization of acquisition-related intangible assets	(309)	(309)	(618)	(618)
Gain from settlement with former foundry supplier	-	-	-	1,962
Non-GAAP operating expenses	$6,998	$7,623	$13,993	$14,771

GAAP loss from operations	$(1,536)	$(3,998)	$(4,089)	$(5,288)
Stock-based compensation expense	982	820	1,806	1,629
Amortization of acquisition-related intangible assets	309	309	618	618
Gain from settlement with former foundry supplier	-	-	-	(1,962)
Non-GAAP loss from operations	$(245)	$(2,869)	$(1,665)	$(5,003)

Reconciliation from GAAP net loss to adjusted EBITDA:
GAAP net loss:	$(1,751)	$(4,272)	$(4,526)	$(5,812)
Stock-based compensation expense	982	820	1,806	1,629
Gain from settlement with former foundry supplier	-	-	-	(1,962)
Amortization of acquisition-related intangible assets	309	309	618	618
Non-GAAP net loss	(460)	(3,143)	(2,102)	(5,527)
Interest expense	206	236	429	508
Provision for income taxes	13	17	40	31
Depreciation and amortization	340	199	644	429
Adjusted EBITDA	$99	$(2,691)	$(989)	$(4,559)

Non-GAAP basic and diluted net loss per share	($0.03)	($0.21)	($0.13)	($0.37)

Weighted-average number of shares used in computing
non-GAAP net loss per share	16,343,248	14,983,132	15,994,703	14,978,925

Company Contact:
David Viera
Director, Corporate Communications
P: 408-419-4844
E: david.viera@adestotech.com

Adesto Technologies Investor Relations:
Shelton Group
Leanne K. Sievers, President
P: 949-836-4276
E: sheltonir@sheltongroup.com